EXHIBIT 23.1

                        WIESENECK, ANDRES & COMPANY, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                          772 U.S. HIGHWAY 1, SUITE 200
                         NORTH PALM BEACH, FLORIDA 33408
                                 (561) 626-0400

Thomas B. Andres, C.P.A.*, C.V.A.                             FAX (561) 626-3453
Paul M. Wieseneck, C.P.A.
*Regulated by the State of Florida

                                 March 15, 2000

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in this Registration Statement of on Form S-8 of our report dated January 5, 2000, appearing on our audits of the financial statements of Phoenix International Industries, Inc. dated December 23, 1999 for the year ending May 31, 1999, which appears on page F-2 of the Annual Report on Form 10-KSB for the year ended May 31, 1999.

                                               Wieseneck, Andres & Company, P.A.


Wieseneck, Andres & Company, P.A.
772 U.S. Highway 1, Suite 100
North Palm Beach, Florida  33408